                                 Exhibit 99.1

                                 Press Release
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                                                                    EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE
                         Contact:                            Scot McCormick, CFO
                                                      Avery Communications, Inc.
                                                                  (312) 419-0077
                                                    smccormick@thurstongroup.com
                                                    ----------------------------

                                                 Paul Goodson, General Inquiries
                                                 Lisa Mueller, Analyst Inquiries
                                         Carl Dameron, Financial Media Inquiries
                                                   The Financial Relations Board
                                                                  (310) 442-0599

                                                                Tracy Engeleiter
                                                       Bock Communications, Inc.
                                                                  (714) 540-1030
                                                          tengeleiter@bockpr.com
                                                          ----------------------


                   AVERY COMMUNICATIONS REVISES SPIN-OFF PLAN

      Primal Solutions to be Spun-Off Rather than HBS; Tax Impact Reduced

CHICAGO, IL.  August 10, 2000 -- Avery Communications, Inc. (OTC Bulletin Board:
ATEX) today announced that it will spin-off 100% of its wholly-owned subsidiary Primal Solutions, and will retain ownership of its HBS local exchange carrier
(LEC) billing clearinghouse business. The decision revised its plan announced March 10, 2000 to spin-off its wholly-owned HBS subsidiary to Avery stockholders.

The Primal spin-off, which has been approved by Avery's Board of Directors, is expected to be accomplished through a taxable distribution of common stock in Primal Solutions to Avery's shareholders utilizing a structure intended to minimize any tax consequences. Pending regulatory approvals, Avery Communications shareholders of record on October 2, 2000 will receive one share of stock in Primal Solutions, Inc. for every Avery common share held on the record date. Primal will file a registration statement with the Securities and Exchange Commission to register the Primal shares to be issued in the spin-off. Avery anticipates that the distribution will be completed by October 31, 2000, assuming all necessary approvals are obtained.
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"Avery continues to believe that this spin-off will create value for all of our stockholders," commented Patrick J Haynes III, Chairman of Avery. "Because Primal and HBS are truly two separate businesses, operating in different markets with different customer bases and having different capital requirements, we believe the equity markets value these businesses on very different measures.
By making both companies independent and separately tradable, Avery's Board believes that Primal's potential will become more apparent to investors, and the combined value of both companies will be greater than they are today under Avery's ownership. In addition, investors will obtain a clearer view of the earnings being generated by our LEC billing operation which produced $4.2 million of EBITDA in calendar 1999."

The company's decision to spin-off Primal rather than HBS has been motivated primarily by the expectation that Avery shareholders will pay less in taxes under a spin-off of Primal than would have been the case with a spin-off of HBS. Commenting on the tax implications of the transaction Mr. Haynes said, "Although our shareholders will still own both companies after the final distribution, we are now confident that our shareholders will pay significantly less in taxes by spinning off Primal to them rather than our original plan to spin off HBS."

Commenting on Avery's future strategy Mr. Haynes said, "Avery will continue to execute its strategy of reinvesting the significant cash flow from HBS into high growth opportunities, primarily focusing on additional wireless applications. This strategy will provide Avery's shareholders with participation in one of the fastest growing communications industry segments."

Following the spin-off, Primal will be a public company and Avery's only significant asset will be its wholly-owned subsidiary, HBS Billing Services Company. Avery's common stock will continue to trade on the NASDAQ over-the-counter bulletin board under the symbol ATEX. Primal will apply for the symbol PRML, and presently anticipates that its shares will also be traded on the NASDAQ over-the-counter bulletin board.

As part of the transaction, the original Primal owners, who could have received 40% of the total of Avery's primary shares outstanding and its convertible securities, have agreed to receive 20% and 32% of Avery and Primal, respectively, on the same basis. In addition, the former Primal shareholders have agreed to waive their right for Avery to re-purchase $3.9 million of their Avery stock and their right to a seat on the Avery board of directors. Mr. Mark Nielsen, former Avery CEO, has resigned from the Avery board of directors and Avery has agreed to provide $4 million in working capital to Primal. Also in conjunction with the transaction, Thurston Group has agreed to issue a proxy on it's post distribution Primal shares to the former Primal shareholders in exchange for a proxy to vote the former Primal shareholders' shares in Avery.

Primal is currently conducting a search for a new Chief Executive Officer, and is forming its new Board of Directors. Mr. Haynes commented, "Bill Salway, who is currently President and Chief Operating Officer of Primal, will assume the additional position of acting CEO until a new CEO is hired. Bill has been responsible for the dramatic turnaround in Primal's core business. The new CEO will compliment Bill's numerous talents." After the spin-off, Primal's Board will consist of 7 members: Mr. William Salway (Interim CEO and President/COO of Primal), Mr. John Faltys (Chief Technology Officer of Primal), Mr. Joseph Simrell (Executive Vice President and Chief Financial Officer of Primal), the following Avery board members; Mr. J. Alan Lindauer, Mr. Norman Phipps and Mr. Spencer Brown and an additional independent director who will be named at a later date.

Avery Communications, Inc. is currently the public parent of two wholly owned subsidiaries. HBS Billing Services Company is a local exchange carrier (LEC) billing clearinghouse that provides the information and systems necessary for third parties, such as domestic long-distance telephone companies, to bill their charges on the home telephone bill. HBS is based in San Antonio, Texas. Primal Solutions, Inc., based in Irvine, California, is a software company focused on providing web-enabled customer management and intelligence solutions that allow evolving communications companies and Internet providers worldwide to stay
connected with and grow their customers.   It does this through an integrated
suite of applications that can track and analyze customer behavior and preferences, collect usage information, and support billing and customer-care back office requirements, including those of the emerging IP billing markets. Both companies operate in the business-to-business space, and have developed blue-chip client lists.

Primal is already focused on the fast growing markets of wireless and Internet, with B2B applications that manage a carrier's customer base and infrastructure. Its current client roster includes British Telecom, Metrocall, Orange-Hutchison Australia and Western Wireless. Building on its established customer care and billing product line, Primal recently introduced its Outfront Customer Relationship Management (CRM) product suite built specifically for communications and Internet service providers. This CRM application allows carriers to analyze customer behavior and trends from data collected across the enterprise so that a carrier can personalize their services to the customer. Using advanced data mining techniques and automated actions back into the operations, Outfront is intended to help carriers address such issues as customer "churn", usage analysis, revenue assurance and marketing campaign effectiveness.

HBS is a leader in the LEC billing clearinghouse business in the U.S. Over the past two years, HBS has grown its call processing volume by over 100% per year, ending 1999 with over 230 million calls processed. Its future growth is expected to come not only from its traditional long-distance business, but also from the emerging markets driven by the Internet. These opportunities will leverage the existing infrastructure of HBS with only minor capital expenditures.

For more information, contact Paul Goodson, pgoodson@frb.bsmg.com, or Valerie
                                            ---------------------
Christopherson, vchristopherson@bockpr.com.
                --------------------------

Certain statements contained in this document are forward-looking statements under federal securities laws, and Avery intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to (i) expectations that Avery will complete the spin-off of Primal Solutions, (ii) expectations of strategic benefits and/or market value increases to be realized as a result of spinning-off Primal Solutions,(iii) Mr. Haynes' quote, and (iv) Avery's success in raising additional capital. Avery cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) the possibility that Avery will decide not to complete the spin-off of Primal; b) a decline in the market valuations of companies operating in the same industry segments as HBS and Primal; (c) Avery's failure to obtain investor recognition for the full value of HBS after a spin-off of Primal, and (d) other risks as detailed from time to time in Avery's SEC reports, including Quarterly Reports on Form 10-QSB. Current Reports on Form 8-K, and Annual Reports on Form 10-KSB.


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